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                                  EXHIBIT (23)



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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our report dated January 16, 1997. We also consent to the incorporation by reference of our report dated January 10, 1996 included in Registration Statements File No. 33-15441 and File No. 33-18949. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.

March 14, 1997                        /s/ ARTHUR ANDERSEN LLP